Exhibit 99.1

Actuant Reports Third Quarter Results; Revises Fiscal 2017 Guidance

MILWAUKEE--(BUSINESS WIRE)--June 21, 2017--Actuant Corporation (NYSE: ATU) today announced results for its third quarter ended May 31, 2017.

Highlights

  Consolidated sales were 3% below the comparable prior year quarter. Foreign currency rate changes reduced sales 2% and net acquisition & divestitures were a 1% headwind. The flat third quarter core sales rate of change reflected solid core growth in both the Industrial and Engineered Solutions segments, offset by difficult market conditions in the Energy segment.
  GAAP diluted earnings per share (“EPS”) were $0.37 in the third quarter of fiscal 2017 versus $0.36 in the prior year. Adjusted EPS was $0.32, which excludes third quarter fiscal 2017 restructuring charges and one-time income tax benefit of $0.05, compared to adjusted EPS of $0.40 in the comparable prior year period (see Consolidated Results below and the attached reconciliation of earnings).
  Strong cash flow and good working capital management provide ample liquidity.
  Implementing significant restructuring activities within the maintenance-driven portion of the Energy segment, and actively pursuing strategic alternatives for energy-related offshore mooring business.
  Full year sales and adjusted EPS guidance revised to $1.080-1.090 billion and $0.82-$0.87 respectively, reflective of lower energy maintenance activity.

Randy Baker, President and CEO of Actuant, commented, “We had many positive market and strategy execution advancements in the third quarter, but they were not able to offset the difficult conditions that persist within the global energy market. Core sales in the Energy segment declined double digits given continued weak offshore upstream spending, and deterioration in maintenance related activity as customers strive to reduce cash outflows. In contrast, both Industrial and Engineered Solutions grew nicely with improvements in end market demand and customer production levels, along with the benefit of strategic efforts to improve sales effectiveness. These higher volumes delivered solid incremental profits within both growth segments. Adjusted EPS of $0.32, excluding restructuring and one-time tax benefits, was below our original guidance as previously communicated, with weak energy maintenance activity and unfavorable segment mix being the primary drivers. In summary, despite the challenges that persist in Energy, I am pleased with the progress we are making on our commercial, operational, and portfolio management strategies.”

Consolidated Results

Consolidated sales for the third quarter were $295 million, 3% lower than the $305 million in the prior year. Core sales were flat as foreign currency rate changes reduced sales 2% and net acquisitions/divestitures were a 1% sales headwind. Fiscal 2017 third quarter net earnings and EPS were $22.5 million, or $0.37, compared to $21.2 million and $0.36, respectively, in the comparable prior year quarter. Fiscal 2017 third quarter earnings included restructuring charges of $0.3 million net of tax, as well as a $3.2 million one-time income tax benefit which increased EPS by $0.05. Third quarter 2016 results included restructuring charges of $2.5 million net of tax, or $0.04 per share. Excluding these items, adjusted EPS for the third quarter of fiscal 2017 was $0.32 compared to $0.40 in the comparable prior year period (see attached reconciliation of earnings).

Sales for the nine months ended May 31, 2017 were $820 million, 6% lower than the $874 million in the prior year. Excluding the 1% negative impact of foreign currency rate changes and 1% benefit of net acquisitions/divestitures, fiscal 2017 year-to-date core sales decreased 6%. Fiscal 2017 year-to-date net earnings and EPS were $32.6 million and $0.54, respectively. The comparable fiscal 2016 year-to-date net loss was $122.6 million or $2.08 per share. Excluding restructuring charges in both years, the 2017 director and officer transition charges and one-time income tax benefit, and fiscal 2016’s impairment charge, fiscal 2017 nine-month adjusted EPS was $0.64 compared to $0.92 in the comparable prior year period (see attached reconciliation of earnings).

Segment Results

Industrial Segment (US $ in millions)
	Three Months Ended May 31,		Nine Months Ended May 31,
	2017	2016	2017	2016
Sales	$100.5	$95.8	$279.4	$265.8
Operating Profit	$23.7	$21.7	$60.8	$59.0
Adjusted Op Profit (1)	$24.0	$22.5	$62.5	$60.8
Adjusted Op Profit % (1)	23.9%	23.5%	22.4%	22.9%
(1) 2017 excludes $0.3 and $1.7 of restructuring charges in the third quarter and nine months, respectively. 2016 excludes $0.8 and $1.8 of restructuring charges in the third quarter and nine months, respectively

Third quarter fiscal 2017 Industrial segment sales were $101 million or 5% higher than the prior year. The stronger US dollar resulted in a 1% currency headwind, resulting in core sales growth of 6%. The year-over-year improvement reflects broad based industrial tool demand growth across all geographies. Activity levels improved across an array of end markets and distribution channels, including those serving mining, bolting, construction and other verticals. A modest increase in concrete tensioning product sales was largely offset by a similarly modest decline in the lumpy heavy lifting product business. Third quarter adjusted operating profit margin of 23.9% improved 40 basis points from the prior year on the higher sales volumes, but was negatively impacted by duplicative costs and delayed savings associated with the concrete tensioning facility consolidation.

Energy Segment (US $ in millions)
	Three Months Ended May 31,		Nine Months Ended May 31,
	2017	2016	2017	2016
Sales	$83.5	$101.3	$241.0	$301.3
Operating Profit (Loss)	$0.9	$10.8	$3.6	$(115.8)
Adjusted Op Profit (2)	$0.9	$12.4	$3.6	$29.9
Adjusted Op Profit % (2)	1.1%	12.3%	1.5%	9.9%
(2) 2016 excludes $1.6 and $4.9 of restructuring charges in the third quarter and nine months, respectively. 2016 YTD also excludes second quarter fiscal 2016 impairment charges of $140.9 million.

Fiscal 2017 third quarter Energy segment sales declined 18% year-over-year to $83 million. Excluding the 2% unfavorable impact of the stronger US dollar, year-over-year core sales declined 16%. Hydratight’s sales activity continued to see the impact of tight customer spending controls on maintenance activities which resulted in cancellations, deferrals and scope reductions, most notably in the Middle East and Asia Pacific regions. The segment experienced year-over-year declines in upstream offshore oil & gas related demand with below average seasonal sequential pick-up. However, the non-Energy portions of the Cortland business continued to see the benefit of sales growth. Adjusted profit margins include operating losses from the upstream offshore oil & gas related product lines and low labor and tool utilization rates associated with the sluggish maintenance activity.

Engineered Solutions Segment (US $ in millions)
	Three Months Ended May 31,		Nine Months Ended May 31,
	2017	2016	2017	2016
Sales	$111.4	$108.3	$299.6	$306.5
Operating Profit (Loss)	$8.1	$3.7	$10.7	$(37.9)
Adjusted Op Profit (3)	$8.2	$4.8	$14.3	$12.3
Adjusted Op Profit % (3)	7.3%	4.4%	4.8%	4.0%
(3) 2017 excludes $0.1 and $3.6 of restructuring charges in the third quarter and nine months, respectively. 2016 excludes $1.1 and $4.5 of restructuring charges in the third quarter and nine months, respectively. YTD also excludes second quarter 2016 impairment charges of $45.7 million.

Third quarter fiscal 2017 Engineered Solutions segment sales were $111 million or 3% higher than the prior year. Excluding the 3% unfavorable currency headwind and 2% Sanlo divestiture impact, year-over-year core sales increased 8%. Fiscal 2017 sales reflect improving customer production rates across nearly all served off-highway markets including agriculture and construction, as well as robust sales to China’s heavy-duty truck OEMs. Third quarter adjusted operating profit margin improved 290 basis points year-over-year due to higher volumes and the benefit of prior restructuring actions.

Corporate Expenses and Income Taxes

Corporate expenses for the third quarter of fiscal 2017 were $5.4 million, or $2.5 million lower than the comparable prior year period primarily due to lower M&A transaction expenses. Excluding the tax benefit on restructuring and one-time income tax benefit, the third quarter’s effective income tax rate was approximately -4% compared to 0% for the comparable prior year period (excluding restructuring).

Outlook

Baker continued, “As we enter the final quarter of the fiscal year, we remain confident in our strategies and execution on growth initiatives. We are encouraged by the progress across the organization in sales effectiveness and lean revitalization actions. Unfortunately, these advancements are being more than negated by the impact of the prolonged industry downturn within the energy business. I believe that the long-term fundamentals of the maintenance driven portion of the business remain attractive with its market leading position in a highly fragmented and profitable niche.

We are committed to taking the actions necessary to right size the maintenance operation for the current environment and to maximize available opportunities in the interim. In addition to these restructuring activities, we are taking action on the most impactful portfolio management steps including actively pursuing strategic alternatives for the offshore mooring operation. By extensively limiting our upstream, offshore activity tied predominately to exploration and well development, we believe we will buffer the level of cyclicality and improve long term profitability and cash flow.

Given the above factors, we now expect full year sales to be within the range of $1.080-1.090 billion. We currently expect fiscal 2017 adjusted EPS to be $0.82-0.87, down from $1.10-1.20 as lower energy maintenance volumes and unfavorable segment sales mix weigh on margins. Free cash flow is projected to be in the $65-70 million range in fiscal 2017, down from the previous range of $85-95 million, yet represents conversion of nearly 125% of adjusted net earnings.

All guidance excludes restructuring and transition costs, one-time income tax benefits, as well as the impact of potential future portfolio management actions, acquisitions and share repurchases.

In summary, our near term focus remains on controlling what we can by improving our commercial effectiveness and speed to market, enhancing our lean execution, managing our cost base to current market conditions, and completing critical portfolio management actions. We believe that these initiatives will position the company successfully through cycles regardless of market conditions.”

Conference Call Information

An investor conference call is scheduled for 10am CT today, June 21, 2017. Webcast information and conference call materials will be made available on the Actuant company website (www.actuant.com) prior to the start of the call.

Safe Harbor Statement

Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Management cautions that these statements are based on current estimates of future performance and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates. Actuant’s results are also subject to general economic conditions, variation in demand from customers, the impact of geopolitical activity on the economy, continued market acceptance of the Company’s new product introductions, the successful integration of acquisitions, restructuring, operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material and labor cost increases, foreign currency fluctuations and interest rate risk. See the Company’s Form 10-K filed with the Securities and Exchange Commission for further information regarding risk factors. Actuant disclaims any obligation to publicly update or revise any forward-looking statements as a result of new information, future events or any other reason.

About Actuant Corporation

Actuant Corporation is a diversified industrial company serving customers from operations in more than 30 countries. The Actuant businesses are leaders in a broad array of niche markets including branded hydraulic tools and solutions, specialized products and services for energy markets and highly engineered position and motion control systems. The Company was founded in 1910 and is headquartered in Menomonee Falls, Wisconsin. Actuant trades on the NYSE under the symbol ATU. For further information on Actuant and its businesses, visit the Company's website at www.actuant.com.

(tables follow)

Actuant Corporation
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	May 31,	August 31,
	2017	2016

ASSETS
Current assets
Cash and cash equivalents	$198,954	$179,604
Accounts receivable, net	207,764	186,829
Inventories, net	130,255	130,756
Other current assets	68,478	45,463
Total current assets	605,451	542,652

Property, plant and equipment, net	117,377	114,015
Goodwill	519,793	519,276
Other intangible assets, net	223,286	239,475
Other long-term assets	22,132	23,242

Total assets	$1,488,039	$1,438,660

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Trade accounts payable	$127,636	$115,051
Accrued compensation and benefits	50,361	46,901
Current maturities of debt and short-term borrowings	30,000	18,750
Income taxes payable	8,785	9,254
Other current liabilities	51,924	51,956
Total current liabilities	268,706	241,912

Long-term debt, net	539,252	561,681
Deferred income taxes	32,315	31,356
Pension and postretirement benefit liabilities	24,462	25,667
Other long-term liabilities	51,744	57,094
Total liabilities	916,479	917,710

Shareholders' equity
Capital stock	16,026	15,879
Additional paid-in capital	135,579	114,980
Treasury stock	(617,731)	(617,731)
Retained earnings	1,292,196	1,259,645
Accumulated other comprehensive loss	(254,510)	(251,823)
Stock held in trust	(2,134)	(2,646)
Deferred compensation liability	2,134	2,646
Total shareholders' equity	571,560	520,950

Total liabilities and shareholders' equity	$1,488,039	$1,438,660

Actuant Corporation
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	May 31,	May 31,	May 31,	May 31,
	2017	2016	2017	2016

Net sales	$295,427	$305,341	$820,089	$873,641
Cost of products sold	192,623	197,815	536,892	566,524
Gross profit	102,804	107,526	283,197	307,117

Selling, administrative and engineering expenses	70,051	70,120	205,609	210,202
Amortization of intangible assets	5,037	5,567	15,368	17,347
Director & officer transition charges	-	-	7,784	-
Restructuring charges	384	3,496	5,433	11,458
Impairment charges	-	-	-	186,511
Operating profit (loss)	27,332	28,343	49,003	(118,401)

Financing costs, net	7,553	7,253	22,019	21,236
Other expense, net	1,297	751	1,260	1,605
Earnings (loss) before income tax benefit	18,482	20,339	25,724	(141,242)

Income tax benefit	(4,029)	(827)	(6,827)	(18,666)
Net earnings (loss)	$22,511	$21,166	$32,551	$(122,576)

Earnings (loss) per share
Basic	$0.38	$0.36	$0.55	$(2.08)
Diluted	0.37	0.36	0.54	(2.08)

Weighted average common shares outstanding
Basic	59,675	58,923	59,339	59,034
Diluted	60,402	59,589	60,055	59,034

Actuant Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	May 31,	May 31,	May 31,	May 31,
	2017	2016	2017	2016

Operating Activities
Net earnings (loss)	$22,511	$21,166	$32,551	$(122,576)
Adjustments to reconcile net earnings to net cash provided by operating activities:
Impairment charges net of deferred tax benefits	-	-	-	169,056
Depreciation and amortization	10,637	11,361	32,262	36,219
Stock-based compensation expense	2,675	1,790	14,852	7,568
Provision (benefit) for deferred income taxes	813	(2,645)	1,364	(2,225)
Amortization of debt issuance costs	418	413	1,244	1,239
Other non-cash adjustments	308	159	1,023	(460)
Changes in components of working capital and other:
Accounts receivable	(1,721)	(682)	(22,618)	7,755
Inventories	75	10,835	(319)	5,436
Trade accounts payable	1,181	1,428	13,457	(3,498)
Prepaid expenses and other assets	3,707	422	(7,112)	(7,982)
Income tax accounts	(12,355)	(8,671)	(19,922)	(26,108)
Accrued compensation and benefits	7,473	6,011	3,769	3,730
Other accrued liabilities	1,658	4,541	862	6,837
Cash provided by operating activities	37,380	46,128	51,413	74,991

Investing Activities
Capital expenditures	(8,224)	(4,619)	(22,919)	(15,623)
Proceeds from sale of property, plant and equipment	-	3,999	244	8,635
Business acquisitions, net of cash acquired	-	(65,648)	-	(80,674)
Cash used in investing activities	(8,224)	(66,268)	(22,675)	(87,662)

Financing Activities
Net borrowings (repayments) on revolving credit facility	-	-	-	(210)
Principal repayments on term loan	(3,750)	-	(11,250)	-
Redemption of 5.625% senior notes	(500)	-	(500)	-
Purchase of treasury shares	-	(4,773)	-	(14,125)
Taxes paid related to the net share settlement of equity awards	(79)	(12)	(999)	(1,344)
Stock option exercises, related tax benefits and other	1,365	3,484	7,963	5,729
Payment of deferred acquisition consideration	(742)	-	(742)	-
Cash dividend	-	-	(2,358)	(2,376)
Cash used in financing activities	(3,706)	(1,301)	(7,886)	(12,326)

Effect of exchange rate changes on cash	1,614	3,859	(1,502)	(6,760)
Net increase (decrease) in cash and cash equivalents	27,064	(17,582)	19,350	(31,757)
Cash and cash equivalents - beginning of period	171,890	154,671	179,604	168,846
Cash and cash equivalents - end of period	$198,954	$137,089	$198,954	$137,089

ACTUANT CORPORATION
SUPPLEMENTAL UNAUDITED DATA FROM CONTINUING OPERATIONS
(Dollars in thousands)

	FISCAL 2016					FISCAL 2017
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
SALES
INDUSTRIAL SEGMENT	$88,870	$81,189	$95,750	$94,008	$359,817	$87,290	$91,648	$100,503	-	$279,441
ENERGY SEGMENT	113,763	86,224	101,300	91,443	392,730	84,646	72,884	83,480	-	241,010
ENGINEERED SOLUTIONS SEGMENT	102,378	95,876	108,291	90,318	396,863	93,857	94,337	111,444	-	299,638
TOTAL	$305,011	$263,289	$305,341	$275,769	$1,149,410	$265,793	$258,869	$295,427	-	$820,089

% SALES GROWTH
INDUSTRIAL SEGMENT	-13%	-16%	-8%	-6%	-11%	-2%	13%	5%	-	5%
ENERGY SEGMENT	2%	-14%	2%	-9%	-5%	-26%	-15%	-18%	-	-20%
ENGINEERED SOLUTIONS SEGMENT	-10%	-8%	-8%	-9%	-9%	-8%	-2%	3%	-	-2%
TOTAL	-7%	-13%	-5%	-8%	-8%	-13%	-2%	-3%	-	-6%

OPERATING PROFIT (LOSS)
INDUSTRIAL SEGMENT	$21,263	$17,003	$22,519	$22,144	$82,929	$19,491	$19,037	$24,019	-	$62,547
ENERGY SEGMENT	12,124	5,348	12,438	8,941	38,851	3,328	(647)	895	-	3,576
ENGINEERED SOLUTIONS SEGMENT	4,937	2,555	4,768	927	13,187	2,834	3,282	8,174	-	14,290
CORPORATE / GENERAL	(8,573)	(6,928)	(7,886)	(5,623)	(29,010)	(6,450)	(6,372)	(5,372)	-	(18,194)
ADJUSTED OPERATING PROFIT	$29,751	$17,978	$31,839	$26,389	$105,957	$19,203	$15,300	$27,716	-	$62,219
IMPAIRMENT CHARGES	-	(186,511)	-	-	(186,511)	-	-	-	-	-
LOSS ON SANLO PRODUCT LINE DIVESTITURE	-	-	-	(5,092)	(5,092)	-	-	-	-	-
RESTRUCTURING CHARGES	(4,380)	(3,582)	(3,496)	(3,113)	(14,571)	(2,948)	(2,101)	(384)	-	(5,433)
DIRECTOR & OFFICER TRANSITION CHARGES	-	-	-	-	-	(7,784)	-	-	-	(7,784)
OPERATING PROFIT (LOSS)	$25,371	$(172,115)	$28,343	$18,184	$(100,217)	$8,471	$13,199	$27,332	-	$49,002

ADJUSTED OPERATING PROFIT %
INDUSTRIAL SEGMENT	23.9%	20.9%	23.5%	23.6%	23.0%	22.3%	20.8%	23.9%	-	22.4%
ENERGY SEGMENT	10.7%	6.2%	12.3%	9.8%	9.9%	3.9%	-0.9%	1.1%	-	1.5%
ENGINEERED SOLUTIONS SEGMENT	4.8%	2.7%	4.4%	1.0%	3.3%	3.0%	3.5%	7.3%	-	4.8%
ADJUSTED OPERATING PROFIT %	9.8%	6.8%	10.4%	9.6%	9.2%	7.2%	5.9%	9.4%	-	7.6%

EBITDA
INDUSTRIAL SEGMENT	$22,959	$18,829	$24,686	$24,209	$90,683	$21,217	$21,064	$25,575	-	$67,856
ENERGY SEGMENT	18,348	10,968	16,819	13,717	59,852	9,108	2,943	4,633	-	16,684
ENGINEERED SOLUTIONS SEGMENT	8,498	6,882	8,504	5,270	29,154	6,281	7,277	11,716	-	25,274
CORPORATE / GENERAL	(8,201)	(6,552)	(7,560)	(5,182)	(27,495)	(5,879)	(5,846)	(4,868)	-	(16,592)
ADJUSTED EBITDA	$41,604	$30,127	$42,449	$38,014	$152,194	$30,727	$25,438	$37,056	-	$93,222
IMPAIRMENT CHARGES	-	(186,511)	-	-	(186,511)	-	-	-	-	-
LOSS ON SANLO PRODUCT LINE DIVESTITURE	-	-	-	(5,092)	(5,092)	-	-	-	-	-
RESTRUCTURING CHARGES	(4,380)	(3,582)	(3,496)	(3,113)	(14,571)	(2,948)	(2,101)	(384)	-	(5,433)
DIRECTOR & OFFICER TRANSITION CHARGES	-	-	-	-	-	(7,784)	-	-	-	(7,784)
EBITDA	$37,224	$(159,966)	$38,953	$29,809	$(53,980)	$19,995	$23,337	$36,672	-	$80,005

ADJUSTED EBITDA %
INDUSTRIAL SEGMENT	25.8%	23.2%	25.8%	25.8%	25.2%	24.3%	23.0%	25.4%	-	24.3%
ENERGY SEGMENT	16.1%	12.7%	16.6%	15.0%	15.2%	10.8%	4.0%	5.5%	-	6.9%
ENGINEERED SOLUTIONS SEGMENT	8.3%	7.2%	7.9%	5.8%	7.3%	6.7%	7.7%	10.5%	-	8.4%
ADJUSTED EBITDA %	13.6%	11.4%	13.9%	13.8%	13.2%	11.6%	9.8%	12.5%	-	11.4%

ACTUANT CORPORATION
SUPPLEMENTAL UNAUDITED DATA
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(Dollars in thousands, except for per share amounts)

	FISCAL 2016					FISCAL 2017
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
ADJUSTED EARNINGS (1)
NET EARNINGS (LOSS)	$15,448	$(159,190)	$21,166	$17,402	$(105,174)	$4,965	5,074	22,511	-	$32,551
IMPAIRMENT CHARGES	-	186,511	-	-	186,511	-	-	-	-	-
INCOME TAX BENEFIT ON IMPAIRMENT CHARGES	-	(17,455)	-	-	(17,455)	-	-	-	-	-
LOSS ON SANLO PRODUCT LINE DIVESTITURE	-	-	-	5,092	5,092	-	-	-	-	-
INCOME TAX BENEFIT ON SANLO PRODUCT LINE DIVESTITURE	-	-	-	(6,649)	(6,649)	-	-	-	-	-
DIRECTOR & OFFICER TRANSITION CHARGES	-	-	-	-	-	7,784	-	-	-	7,784
INCOME TAX BENEFIT ON DIRECTOR & OFFICER TRANSITION CHARGES	-	-	-	-	-	(2,880)	-	-	-	(2,880)
RESTRUCTURING CHARGES	4,380	3,582	3,496	3,113	14,571	2,948	2,101	384	-	5,433
INCOME TAX BENEFIT ON RESTRUCTURING CHARGES	(1,182)	(1,185)	(994)	(960)	(4,321)	(777)	(564)	(124)	-	(1,465)
INCOME TAX BENEFIT	-	-	-	-	-	-	-	(3,193)	-	(3,193)
ADJUSTED EARNINGS	$18,646	$12,263	$23,668	$17,998	$72,575	$12,040	$6,611	$19,578	$-	$38,230

ADJUSTED DILUTED EARNINGS PER SHARE (1)
NET EARNINGS (LOSS)	$0.26	$(2.70)	$0.36	$0.29	$(1.78)	$0.08	$0.08	$0.37	-	$0.54
IMPAIRMENT CHARGES	-	3.16	-	-	3.16	-	-	-	-	-
INCOME TAX BENEFIT ON IMPAIRMENT CHARGES	-	(0.30)	-	-	(0.30)	-	-	-	-	-
LOSS ON SANLO PRODUCT LINE DIVESTITURE	-	-	-	0.09	0.08	-	-	-	-	-
INCOME TAX BENEFIT ON SANLO PRODUCT LINE DIVESTITURE	-	-	-	(0.11)	(0.11)	-	-	-	-	-
DIRECTOR & OFFICER TRANSITION CHARGES	-	-	-	-	-	0.13	-	-	-	0.13
INCOME TAX BENEFIT ON DIRECTOR & OFFICER TRANSITION CHARGES	-	-	-	-	-	(0.05)	-	-	-	(0.05)
RESTRUCTURING CHARGES	0.07	0.06	0.06	0.05	0.24	0.05	0.04	0.01	-	0.09
INCOME TAX BENEFIT ON RESTRUCTURING CHARGES	(0.02)	(0.02)	(0.02)	(0.02)	(0.07)	(0.01)	(0.01)	(0.01)	-	(0.02)
INCOME TAX BENEFIT	-	-	-	-	-	-	-	(0.05)	-	(0.05)
ADJUSTED DILUTED EARNINGS PER SHARE	$0.31	$0.21	$0.40	$0.30	$1.22	$0.20	$0.11	$0.32	$-	$0.64

ADJUSTED EBITDA (2)
NET EARNINGS (LOSS) (GAAP MEASURE)	$15,448	$(159,190)	$21,166	$17,402	$(105,174)	$4,965	$5,074	$22,511	-	$32,551
FINANCING COSTS, NET	7,117	6,866	7,253	7,532	28,768	7,132	7,334	7,553	-	22,019
INCOME TAX EXPENSE (BENEFIT)	2,187	(20,026)	(827)	(6,504)	(25,170)	(2,998)	200	(4,029)	-	(6,827)
DEPRECIATION & AMORTIZATION	12,472	12,384	11,361	11,379	47,596	10,896	10,729	10,637	-	32,262
EBITDA	$37,224	$(159,966)	$38,953	$29,809	$(53,980)	$19,995	23,337	36,672	-	$80,005
IMPAIRMENT CHARGES	-	186,511	-	-	186,511	-	-	-	-	-
LOSS ON SANLO PRODUCT LINE DIVESTITURE	-	-	-	5,092	5,092	-	-	-	-	-
DIRECTOR & OFFICER TRANSITION CHARGES	-	-	-	-	-	7,784	-	-	-	7,784
RESTRUCTURING CHARGES	4,380	3,582	3,496	3,113	14,571	2,948	2,101	384	-	5,433
ADJUSTED EBITDA	$41,604	$30,127	$42,449	$38,014	$152,194	$30,727	25,438	37,056	-	$93,222

FOOTNOTES

NOTE:	The total of the individual quarters may not equal the annual total due to rounding.

(1)	Adjusted earnings and adjusted diluted earnings per share represent net earnings (loss) and earnings (loss) per share per the Condensed Consolidated Statements of Operations net of charges or credits for items to be highlighted for comparability purposes. These measures should not be considered as an alternative to net earnings (loss) or diluted earnings (loss) per share or as an indicator of the Company's operating performance. However, this presentation is important to investors for understanding the operating results of the current portfolio of Actuant companies. The total of the individual components may not equal due to rounding.

(2)	EBITDA represents net earnings before financing costs, net, income tax expense, and depreciation & amortization. EBITDA is not a calculation based upon generally accepted accounting principles (GAAP). The amounts included in the EBITDA and Adjusted EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Operations. EBITDA should not be considered as an alternative to net earnings (loss), operating profit (loss) or operating cash flows. Actuant has presented EBITDA because it regularly reviews this performance measure. In addition, EBITDA is used by many of our investors and lenders, and is presented as a convenience to them. The EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ACTUANT CORPORATION
SUPPLEMENTAL UNAUDITED DATA
RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
(Dollars in millions, except for per share amounts)

	Q4 FISCAL 2017		FISCAL 2017
	LOW	HIGH	LOW	HIGH
RECONCILIATION OF GAAP DILUTED EARNINGS PER SHARE TO ADJUSTED
DILUTED EARNINGS PER SHARE GUIDANCE
GAAP DILUTED EARNINGS PER SHARE	$0.15	$0.20	$0.69	$0.74
DIRECTOR & OFFICER TRANSITION CHARGES	-	-	0.08	0.08
RESTRUCTURING CHARGES	0.03	0.03	0.10	0.10
INCOME TAX BENEFIT	-	-	(0.05)	(0.05)
ADJUSTED DILUTED EARNINGS PER SHARE GUIDANCE	$0.18	$0.23	$0.82	$0.87

RECONCILIATION OF GAAP CASH FLOW FROM OPERATIONS TO FREE CASH FLOW
CASH FLOW FROM OPERATIONS			$85	$90
CAPITAL EXPENDITURES			(30)	(30)
OTHER			10	10
FREE CASH FLOW GUIDANCE			$65	$70

FOOTNOTES
NOTE:	Management does not provide guidance on GAAP financial measures as we are unable to predict and estimate with certainty items such as potential impairments, refinancing costs, business divestiture gains/losses, discrete tax adjustments, or other items impacting GAAP financial metrics. As a result, we have included above only those items about which we are aware and are reasonably likely to occur during the guidance period covered.

CONTACT:
Actuant Corporation
Karen Bauer
Communications & Investor Relations Leader
262-293-1562